UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2012

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Illumina Way, San Diego, California		92122
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

9885 Towne Centre Drive, San Diego, CA 92121
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2012, Illumina, Inc. (the "Company") announced the appointment of Marc A. Stapley as Senior Vice President and Chief Financial Officer of the Company. Mr. Stapley will assume the position of Chief Financial Officer from Christian O. Henry, who has been the Company’s Chief Financial Officer since 2005. Mr. Henry will continue in his role with the Company as Senior Vice President and General Manager, Genetic Analysis (formerly Life Sciences).

Mr. Stapley, age 42, most recently served as Senior Vice President, Finance at Pfizer, Inc. where he was responsible for global financial processes and systems and oversaw approximately 1,200 colleagues and outsourced contractors in North America, Europe, and Asia. Prior to joining Pfizer in 2009, Mr. Stapley spent eight years at Alcatel-Lucent USA, Inc. where he last served as Chief Financial Officer, Americas and prior to that served as Controller, Wireless Business Group; Finance Vice President, Network Solutions Group and Supply Chain Networks; and Vice President and Director, Financial Planning and Analysis.

In accordance with the terms of an employment offer letter between the Company and Mr. Stapley, Mr. Stapley will be employed at will by the Company. Mr. Stapley’s start date with the Company is expected to be January 20, 2012. The employment offer letter provides for the following:

• annual base salary of $435,000;

• eligibility to participate in the Company's executive variable compensation plan, which is an "at-risk" cash bonus compensation program, with a target award amount of 55% of base salary, subject to the achievement of individual and corporate performance objectives;

• a sign-on cash award of $350,000 (one-half of which is payable within 30 days of his start date and one-half of which is payable following the six month anniversary of his start date) that must be repaid in full if Mr. Stapley voluntarily terminates employment or is dismissed due to gross negligence or misconduct within 12 months of his start date;

• a new hire grant of 24,500 restricted stock units to be awarded on his start date, vesting over four years with 25 percent of the RSUs vesting on each of the first four anniversaries of the grant date;

• a new hire grant of 136,500 stock options to be granted on his start date, having an exercise price equal to the closing fair market value of the Company’s common stock on the grant date, a ten-year term, and vesting over four years with 25 percent of the option vesting one year from the grant date and 1/48th of the option vesting monthly thereafter; and

• eligibility to participate in the Company's compensation and benefit plans and programs as may generally be made available to other executives of the Company at his level.

A copy of the press release announcing the appointment of Mr. Stapley is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

January 4, 2012	By:	Christian G. Cabou

Name: Christian G. Cabou
Title: Senior Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press Release, dated January 4, 2012